Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the registration statements (Nos. 333-203176, 333-184344, 333-160512, 333-203175, 333-123540, and 333-256179) on Form S-8 of our report dated March 30, 2022, relating to the financial statements of the Overstock.com, Inc. 2021 Employee Stock Purchase Plan, appearing in this Annual Report on Form 11-K for the period from September 1, 2021 to December 31, 2021.

/s/ WSRP, LLC

Salt Lake City, Utah
March 30, 2022